UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 14, 2010 (May 11, 2010)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

380 Madison Avenue
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 588-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Investment Technology Group, Inc. (the “Company”) held on May 11, 2010, the Company’s stockholders approved an amendment to the Company’s 2007 Omnibus Equity Compensation Plan (the “Plan”) to increase by 1,900,000 shares the number of shares of common stock reserved and available for issuance under the Plan.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 11, 2010.  The stockholders elected all of the Company’s nominees for director, ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2010 and approved an increase in the number of shares reserved and available for issuance under the Plan.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors:

Name of Director	Shares For	Shares Withheld	Broker Non-Votes
J. William Burdett	37,134,640	452,275	2,929,091
Christopher V. Dodds	37,084,768	502,147	2,929,091
Robert C. Gasser	37,294,356	292,559	2,929,091
Timothy L. Jones	37,415,310	171,605	2,929,091
Kevin J.P. O’Hara	37,289,450	297,465	2,929,091
Maureen O’Hara	37,047,219	539,696	2,929,091
Steven S. Wood	37,194,302	392,613	2,929,091

Ratification of the appointment of KPMG LLP as our independent auditors for the 2010 fiscal year:

Shares For	Shares Against	Shares Abstain
39,975,295	530,875	9,836

Approval of an increase in the number of shares reserved and available for issuance under the Company’s 2007 Omnibus Equity Compensation Plan:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
31,523,780	6,052,606	10,529	2,929,091

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel and Duly Authorized Signatory of Registrant

Dated: May 14, 2010